Exhibit 10.1

CONSENT AGREEMENT

THIS CONSENT AGREEMENT, dated as of May 28, 2020 (this “Agreement”), is made among TearLab Corporation, a Delaware corporation (“Borrower”), the subsidiary guarantors listed on the signature pages hereto under the heading “SUBSIDIARY GUARANTORS” (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and the lenders listed on the signature pages hereto under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, the Borrower and the Lenders are parties to a Term Loan Agreement, dated as of March 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), with the Subsidiary Guarantors from time to time party thereto.

WHEREAS, pursuant to Section 3.01(a) of the Loan Agreement, the Borrower was required to pay an installment of the outstanding principal amount of the Loans on the Payment Date occurring on March 31, 2020 (the “March 2020 Principal Payment”).

WHEREAS, pursuant to Section 3.02 of the Loan Agreement, the Borrower was required to pay accrued interest on the Loans on the Payment Date occurring on March 31, 2020 (the “March 2020 Interest Payment”).

WHEREAS, pursuant to that certain Consent Agreement (the “Prior Consent Agreement”), dated as of March 31, 2020, by and among the Borrower, the Subsidiary Guarantors, and the Lenders, the date on which the March 2020 Principal Payment and the March 2020 Interest Payment are due under the Loan Agreement was extended from March 31, 2020 to May 31, 2020 (such date, the “Extended March 2020 Payment Due Date”).

WHEREAS, pursuant to Section 3.01(a) of the Loan Agreement, the Borrower is required to pay an installment of the outstanding principal amount of the Loans on the Payment Date occurring on June 30, 2020 (the “June 2020 Principal Payment”).

WHEREAS, pursuant to Section 3.02 of the Loan Agreement, the Borrower is required to pay accrued interest on the Loans on the Payment Date occurring on June 30, 2020 (the “June 2020 Interest Payment”).

WHEREAS, the Borrower has requested that the Lenders consent to (a) further extend the Extended March 2020 Payment Due Date from May 31, 2020 to July 31, 2020 (such extension, the “Requested March 2020 Payment Extension”) and (b) extend the date on which the June 2020 Principal Payment and the June 2020 Interest Payment are due under the Loan Agreement from June 30, 2020 to July 31, 2020 (such extension, the “Requested June 2020 Payment Extension”), and the Lenders have agreed to provide such consent on the terms and subject to the conditions set forth herein.

WHEREAS, as of March 31, 2020, the Borrower was not in compliance with the minimum Revenue covenant under Section 10.02(e) of the Loan Agreement (the “Specified Default”). The Borrower has requested that the Lenders consent to temporarily waive the Specified Default until July 31, 2020, and the Lenders have agreed to provide such consent on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2. Consent. Subject to the terms and conditions set forth herein, each Lender hereby consents to the Requested March 2020 Payment Extension and the Requested June 2020 Payment Extension, notwithstanding anything to the contrary contained in Section 3.01(a) or Section 3.02 of the Loan Agreement or, in the case of the Requested March 2020 Payment Extension, Section 5 of the Prior Consent Agreement and each Lender hereby consents to temporarily waive until July 31, 2020 the Specified Default. The consent set forth in this Section 2 shall not modify or affect the Obligors’ obligations to comply fully with the terms of Section 3.01(a) or Section 3.02 of the Loan Agreement in any other respects or any other duty, term, condition or covenant contained in the Loan Agreement or any other Loan Document now or in the future. For the avoidance of doubt, it is hereby understood and agreed that the outstanding principal amount of the Loans (including the March 2020 Principal Payment and the June 2020 Principal Payment) shall continue to accrue interest in accordance with the provisions of the Loan Agreement, notwithstanding anything contained in this Agreement. The consent set forth in this Section 2 is a one-time consent and is limited solely to the matters set forth in this Section 2, and nothing contained herein shall be deemed to constitute a consent to or waiver of any other rights or remedies any Lender may have under the Loan Agreement or any other Loan Documents or under applicable law. The Loan Agreement shall remain in full force and effect according to its terms (as modified by this Agreement). For the avoidance of doubt, this Agreement shall not be deemed to amend or otherwise modify the definition of “Payment Date” appearing in Section 1.01 of the Loan Agreement, and shall not result in an amendment or other modification to any other term or provision of the Loan Agreement that is determined by reference to the number of Payment Dates that have occurred (including, without limitation, the Interest-Only Period, any future Interest Period, the PIK Period or the Maturity Date).

SECTION 3. Conditions of Effectiveness. The effectiveness of this Agreement shall be subject to the following conditions precedent:

(a) Receipt by the Lenders of this Agreement, duly executed by the Borrower, each Subsidiary Guarantor and each Lender.

(b) The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Agreement, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement (it being understood and agreed that the Borrower may pay such legal fees and costs directly to the applicable law firm).

(c) Except as disclosed by Borrower to the Lenders prior to the date hereof or in the Borrower’s public filings with the SEC, and after giving effect to this Agreement, the representations and warranties in Section 4 below shall be true and correct on the date hereof.

SECTION 4. Representations and Warranties; Reaffirmation.

(a) Each Obligor hereby represents and warrants to each Lender as follows:

(i) Such Obligor has full power, authority and legal right to make and perform this Agreement. This Agreement is within such Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii) After giving effect to this Agreement, no Default (excluding the Specified Default) has occurred and is continuing.

(iii) Except as disclosed by Borrower to the Lenders prior to the date hereof or in the Borrower’s public filings with the SEC, the representations and warranties made by or with respect to the Borrower and its Subsidiaries in Section 7 of the Loan Agreement are true in all material respects (or in all respects, to the extent qualified by materiality or reference to “Material Adverse Effect”), except that such representations and warranties that refer to a specific earlier date were true in all material respects (or in all respects, to the extent qualified by materiality or reference to “Material Adverse Effect”) on such earlier date.

(iv) Except as disclosed by Borrower to the Lenders prior to the date hereof or in the Borrower’s public filings with the SEC, there has been no Material Adverse Effect since the date of the Loan Agreement.

(b) Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Agreement, except as expressly provided herein. By executing this Agreement, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Agreement.

SECTION 5. EVENT OF DEFAULT. Failure by the Borrower to make all of the March 2020 Principal Payment, the March 2020 Interest Payment, the June 2020 Principal Payment, and the June 2020 Interest Payment (inclusive of such additional interest as shall have accrued on the outstanding amount of the Loans during the period from the date of this Agreement through the date on which all of the March 2020 Principal Payment, the March 2020 Interest Payment, the June 2020 Principal Payment, and the June 2020 Interest Payment are paid) on or prior to July 31, 2020 shall result in an immediate Event of Default under the Loan Agreement unless the “Accelmed Closing Date” (as defined in that certain Consent and Amendment 9 to Term Loan Agreement, dated as of May 11, 2020, by and among the Borrower, the Subsidiary Guarantors, and the Lenders) has occurred on or prior to July 31, 2020.

SECTION 6. RELEASE. As a material part of the consideration for the Lenders entering into this Agreement, the Obligors hereby agree as follows (the “Release Provision”):

(a) By their respective signatures below, the Obligors hereby agree that the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Loan Documents, on or prior to the date hereof.

(b) Each Obligor hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision. Each Obligor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Obligor has read and considered the Release Provision and advised such Obligor with respect to the same. Before execution of this Agreement, such Obligor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) no Obligor is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Obligor acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) each Obligor has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) the Obligors are the sole owner of the claims released by the Release Provision, and no Obligor has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c) Each Obligor understands that the Release Provision was a material consideration in the agreement of the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Lenders under the Loan Documents.

SECTION 7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Jury Trial. EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 8. Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as modified hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

(b) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Agreement constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail. Except as expressly modified by this Agreement, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

BORROWER:	TEARLAB CORPORATION

	By:	/s/ Seph Jensen
	Name:	Seph Jensen
	Title:	CEO

SUBSIDIARY GUARANTORS:	TEARLAB RESEARCH, INC.

	By:	/s/ Seph Jensen
	Name:	Seph Jensen
	Title:	CEO

OCUHUB HOLDINGS, INC.

	By:	/s/ Seph Jensen
	Name:	Seph Jensen
	Title:	CEO

OCCULOGIX CANADA CORP.

	By:	/s/ Seph Jensen
	Name:	Seph Jensen
	Title:	CEO

LENDERS:	CAPITAL ROYALTY PARTNERS II L.P.

	By:	CAPITAL ROYALTY PARTNERS II GP L.P.,
its General Partner

	By:	CAPITAL ROYALTY PARTNERS II GP LLC,
its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II (CAYMAN) AIV L.P.

By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P.,
its General Partner

By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC,
its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.

By:	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P.,
its General Partner

By:	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC,
its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.

By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P.,
its General Partner

By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC,
its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By:	PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By:	PARALLEL INVESTMENT OPPORTUNITIES

PARTNERS II GP L.P., its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory